Exhibit 99.1

Bumble Inc. Announces First Quarter 2023 Results

Total Revenue Increased 16% to $243 Million

Bumble App Revenue Increased 26% to $194 Million

Bumble App Paying Users Increased 31% to 2.3 Million; Grew 98,000 Quarter Over Quarter

Board of Directors Approves $150 Million Share Repurchase Program

AUSTIN, Texas, May 4, 2023 - Bumble Inc. (NASDAQ: BMBL), the parent company of Bumble, Badoo, and Fruitz, today reported financial results for the first quarter ended March 31, 2023.

“In Q1, we delivered solid revenue growth and strong Bumble App paying user additions,” said Whitney Wolfe Herd, Founder and CEO of Bumble. “Our results demonstrate the power of our unique family of apps that help people connect with each other amid a global epidemic of loneliness. We believe we are well positioned to drive continued growth by building compelling user experiences, leveraging AI and machine learning technology, and delivering on our mission with our differentiated brands.”

First Quarter 2023 Financial and Operational Highlights:

(All comparisons relative to the First Quarter 2022)

•
Total Revenue increased 15.7% to $242.9 million, compared to $210.0 million. This includes an unfavorable impact of $7.2 million from foreign currency movements year over year.
o
Bumble App Revenue grew 25.9% to $194.3 million, compared to $154.4 million. This includes an unfavorable impact of $4.6 million from foreign currency movements year over year.
o
Badoo App and Other Revenue declined 12.6% to $48.7 million, compared to $55.7 million. This includes an unfavorable impact of $2.6 million from foreign currency movements year over year.
•
Total Paying Users increased to 3.5 million, compared to 3.0 million.
•
Total Average Revenue per Paying User ("ARPPU") increased to $22.83, compared to $22.63.
•
Net loss was $2.3 million or (1.0)% of revenue, compared to net earnings of $23.7 million, or 11.3% of revenue.
•
Adjusted EBITDA was $59.3 million, or 24.4% of revenue, compared to $49.8 million, or 23.7% of revenue.

“We executed efficiently against our strategic priorities, enabling us to deliver stronger than expected adjusted EBITDA in the first quarter,” said Anu Subramanian, Chief Financial Officer of Bumble. “We believe the momentum in our business sets us up well to continue delivering profitable growth and we are reiterating our guidance for the full year.”

Key Operating Metrics:

The following metrics were calculated excluding paying users and revenue generated from Fruitz. Please refer to the Definitions section for more information.

(In thousands, except ARPPU)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Bumble App Paying Users	2,318.8	1,775.2
Badoo App and Other Paying Users	1,141.0	1,232.0
Total Paying Users	3,459.8	3,007.2
Bumble App Average Revenue per Paying User	$27.93	$28.99
Badoo App and Other Average Revenue per Paying User	$12.47	$13.48
Total Average Revenue per Paying User	$22.83	$22.63

Balance Sheet:

As of March 31, 2023, total cash and cash equivalents were $389.0 million and total debt was $624.0 million.

Share Repurchase Program:

Our Board of Directors has approved a share repurchase program of up to $150 million of our outstanding Class A Common stock. Bumble intends to use the program to repurchase shares on a discretionary basis from time to time, subject to general business and market conditions and other investment opportunities, through open market purchases, privately negotiated transactions or other means, including through 10b5-1 trading plans. This repurchase program may be commenced, suspended or discontinued at any time.

Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook:

A reconciliation of Adjusted EBITDA to GAAP net earnings (loss) and Adjusted EBITDA margin growth to GAAP net earnings (loss) margin growth which is growth in GAAP net earnings (loss) as a percentage of revenue has not been provided for the outlook included herein as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Bumble anticipates Total Revenue, Adjusted EBITDA and Adjusted EBITDA margin for the second quarter ending June 30, 2023 and full year ending December 31, 2023 to be:

Second quarter 2023:

•
Total Revenue in the range of $254 million to $258 million, which includes:
o
Bumble App Revenue of $205 million to $208 million.
•
Adjusted EBITDA in the range of $62 million to $64 million.

Full year 2023:

•
Total Revenue year over year growth in the range of 16% to 19%.
o
Bumble App Revenue year over year growth in the range of 22% to 25%.
•
Adjusted EBITDA margin growth of at least 100 basis points.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

Bumble will host a live webcast of its conference call to discuss its first quarter 2023 financial results at 4:30 p.m. Eastern Time today, May 4, 2023. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Total Average Revenue per Paying User is a metric calculated based on Total Revenue in any measurement period, excluding any revenue generated from Fruitz, advertising and partnerships or affiliates, divided by the Total Paying Users in such period divided by the number of months in the period.

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app subscription plan and/or in-app purchases on Bumble app in the relevant period.

Bumble App Paying User is a user that has purchased or renewed a Bumble app subscription plan and/or made an in-app purchase on Bumble app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Bumble App Average Revenue per Paying User is a metric calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.

Badoo App and Other Revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.

Badoo App and Other Paying User is a user that has purchased or renewed a subscription plan and/or made an in-app purchase on Badoo app in a given month (excluding Fruitz) or made a purchase on one of our other apps that we owned and operated in a given month, or purchase on other third-party apps that used our technology in the relevant period). We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Badoo App and Other Average Revenue per Paying User is a metric calculated based on Badoo App and Other Revenue in any measurement period, excluding any revenue generated from Fruitz, advertising and partnerships or affiliates, divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. These measures include: adjusted EBITDA, adjusted EBITDA margin, free cash flow and free cash flow conversion. We believe adjusted EBITDA and adjusted EBITDA margin provide visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest (income) expense, depreciation and amortization, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense and impairment loss, as management does not believe these expenses are representative of our core earnings. In addition to adjusted EBITDA and adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysis, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest (income) expense, depreciation and amortization, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense and impairment loss.

Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance and our industry and other non-historical statements, including without limitation the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•
our ability to retain existing users or attract new users and to convert users to paying users
•
competition and changes in the competitive landscape of our market
•
our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•
the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•
the continued development and upgrading of our technology platform and our ability to adapt to rapid technological developments and changes in a timely and cost-effective manner
•
our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•
our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including sanctions and data privacy laws
•
foreign currency exchange rate fluctuations
•
risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•
the impact of current developments in Russia, Ukraine and surrounding countries on our business and users, including the impact of our decision to discontinue our operations in Russia and remove our apps from the Apple App Store and Google Play Store in Russia and Belarus
•
affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•
the outsized voting rights of affiliates of Blackstone and our Founder
•
the inability to attract hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•
changes in business or macroeconomic conditions, including lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, changes in inflation or interest rates, political unrest, armed conflicts or natural disasters or the impact of widespread health emergencies or pandemics and measures taken in response

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2023, as such factors may be updated from time to time in our subsequent periodic filings, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Badoo, and Fruitz. The Bumble platform enables people to connect and build equitable and healthy relationships, through Kind Connections. Founded by CEO Whitney Wolfe Herd in 2014, Bumble was one of the first dating apps built with women at the center and connects people across dating (Bumble Date), friendship (Bumble BFF) and professional networking (Bumble Bizz). Badoo, which was founded in 2006, is one of the pioneers of web and mobile dating products. Fruitz, founded in 2017, encourages open and honest communication of dating intentions through playful fruit metaphors. For more information about Bumble, please visit www.bumble.com and follow @Bumble on social platforms.

Investor Contact

ir@team.bumble.com

Media Contact

press@team.bumble.com

Bumble Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$388,955	$402,559
Accounts receivable, net	92,817	66,930
Other current assets	39,248	31,882
Total current assets	521,020	501,371
Right-of-use assets	17,125	17,419
Property and equipment, net	17,300	14,467
Goodwill	1,580,516	1,579,770
Intangible assets, net	1,513,375	1,524,428
Deferred tax assets, net	26,725	24,050
Other noncurrent assets	26,531	31,116
Total assets	$3,702,592	$3,692,621
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$9,324	$3,367
Deferred revenue	47,129	46,108
Accrued expenses and other current liabilities	146,353	156,443
Current portion of long-term debt, net	5,750	5,750
Total current liabilities	208,556	211,668
Long-term debt, net	618,205	619,223
Deferred tax liabilities, net	7,689	8,077
Payable to related parties pursuant to a tax receivable agreement	416,754	385,486
Other long-term liabilities	14,692	14,588
Total liabilities	1,265,896	1,239,042
Commitments and contingencies
Shareholders’ Equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 137,571,188 and 129,774,299 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	1,376	1,298
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 20 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	—	—
Preferred stock (par value $0.01; authorized 600,000,000 shares; no shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	—	—
Additional paid-in capital	1,787,802	1,691,911
Accumulated deficit	(141,482)	(139,871)
Accumulated other comprehensive income	76,511	74,477
Total Bumble Inc. shareholders’ equity	1,724,207	1,627,815
Noncontrolling interests	712,489	825,764
Total shareholders’ equity	2,436,696	2,453,579
Total liabilities and shareholders’ equity	$3,702,592	$3,692,621

Bumble Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share information)

(Unaudited)

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Revenue	$242,948	$210,030
Operating costs and expenses:
Cost of revenue	70,580	55,612
Selling and marketing expense	63,590	56,829
General and administrative expense	49,831	23,853
Product development expense	33,152	27,788
Depreciation and amortization expense	16,731	26,929
Total operating costs and expenses	233,884	191,011
Operating earnings (loss)	9,064	19,019
Interest income (expense)	(5,219)	(5,591)
Other income (expense), net	(3,561)	13,230
Income (loss) before income taxes	284	26,658
Income tax benefit (provision)	(2,613)	(2,910)
Net earnings (loss)	(2,329)	23,748
Net earnings (loss) attributable to noncontrolling interests	(718)	7,547
Net earnings (loss) attributable to Bumble Inc. shareholders	$(1,611)	$16,201
Net earnings (loss) per share attributable to Bumble Inc. shareholders
Basic earnings (loss) per share	$(0.01)	$0.13
Diluted earnings (loss) per share	$(0.01)	$0.12

Bumble Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Cash flows from operating activities:
Net earnings (loss)	$(2,329)	$23,748
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	16,731	26,929
Changes in fair value of interest rate swaps	4,233	(10,817)
Changes in fair value of contingent earn-out liability	(646)	(20,709)
Non-cash lease expense	862	1,169
Deferred income tax	(2,721)	(2,479)
Stock-based compensation expense	28,584	17,557
Net foreign exchange difference	(1,990)	(7,822)
Research and development tax credit	(292)	(323)
Other, net	12,147	10,513
Changes in assets and liabilities:
Accounts receivable	(26,034)	494
Other current assets	(7,060)	(5,989)
Accounts payable	6,037	(10,355)
Deferred revenue	1,021	106
Legal liabilities	—	(750)
Lease liabilities	(959)	(1,201)
Accrued expenses and other current liabilities	(14,164)	(718)
Other, net	(31)	5
Net cash provided by (used in) operating activities	13,389	19,358
Cash flows from investing activities:
Capital expenditures	(6,811)	(4,996)
Acquisition of business, net of cash acquired	—	(69,720)
Net cash provided by (used in) investing activities	(6,811)	(74,716)
Cash flows from financing activities:
Repayment of term loan	(1,438)	(1,438)
Distributions paid to non-controlling interest holders	(5,409)	—
Withholding tax paid on behalf of employees on stock-based awards	(9,321)	(5,708)
Net cash provided by (used in) financing activities	(16,168)	(7,146)
Effects of exchange rate changes on cash and cash equivalents	(4,261)	2,117
Net increase (decrease) in cash and cash equivalents and restricted cash	(13,851)	(60,387)
Cash and cash equivalents and restricted cash, beginning of the period	407,042	369,175
Cash and cash equivalents and restricted cash, end of the period	393,191	308,788
Less restricted cash	(4,236)	—
Cash and cash equivalents, end of the period	$388,955	$308,788

Bumble Inc.

Reconciliation of GAAP to NON-GAAP Financial Measures

(Unaudited)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Reconciliation of Net Cash Provided By (Used in) Operating Activities to Free Cash Flow

(In thousands, except percentages)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Net earnings (loss)	$(2,329)	$23,748
Add back:
Income tax (benefit) provision	2,613	2,910
Interest (income) expense	5,219	5,591
Depreciation and amortization	16,731	26,929
Stock-based compensation expense	28,584	17,557
Employer costs related to stock-based compensation (1)	2,559	1,072
Litigation costs, net of insurance reimbursements (2)	1,533	2,817
Foreign exchange (gain) loss (3)	(568)	(2,395)
Changes in fair value of interest rate swaps(4)	4,233	(10,817)
Transaction and other costs(5)	1,297	3,108
Changes in fair value of contingent earn-out liability	(646)	(20,709)
Changes in fair value of investments in equity securities	100	—
Adjusted EBITDA	$59,326	$49,811
Net earnings (loss) margin	(1.0)%	11.3%
Adjusted EBITDA margin	24.4%	23.7%

Net cash provided by (used in) operating activities	$13,389	$19,358
Less:
Capital expenditures	(6,811)	(4,996)
Free cash flow	$6,578	$14,362
Operating cash flow conversion	(574.9)%	81.5%
Free cash flow conversion	11.1%	28.8%

(1)
Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(2)
Represents certain litigation costs and insurance proceeds associated with pending litigations or settlements of litigation.
(3)
Represents foreign exchange (gain) loss due to foreign currency transactions.
(4)
Represents fair value (gain) loss on interest rate swaps.
(5)
Represents transaction costs related to acquisitions and our offerings such as legal, accounting, advisory fees and other related costs. Amount in 2022 also includes employee-related restructuring costs directly associated with our decision to discontinue our operations in Russia including severance benefits, relocation and advisory fees.

Supplementary Information (Unaudited)

Stock-Based Compensation Expense

(In thousands)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Cost of revenue	$1,138	$948
Selling and marketing expense	3,527	(1,322)
General and administrative expense	14,817	9,807
Product development expense	9,102	8,124
Total stock-based compensation expense	$28,584	$17,557

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Cost of revenue GAAP	$70,580	$55,612
Stock-based compensation expense	(1,138)	(948)
Payroll tax expense related to stock-based compensation	(134)	(51)
Transaction and other costs	—	(83)
Cost of revenue non-GAAP	$69,308	$54,530

(In thousands)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Selling and marketing expense GAAP	$63,590	$56,829
Stock-based compensation expense	(3,527)	1,322
Payroll tax expense related to stock-based compensation	(185)	(153)
Transaction and other costs	—	(89)
Selling and marketing expense non-GAAP	$59,878	$57,909

(In thousands)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
General and administrative expense GAAP	$49,831	$23,853
Changes in fair value of contingent earn-out liability	646	20,709
Litigation costs, net of insurance proceeds	(1,533)	(2,817)
Stock-based compensation expense	(14,817)	(9,807)
Payroll tax expense related to stock-based compensation	(881)	(316)
Transaction and other costs	(1,297)	(1,711)
General and administrative expense non-GAAP	$31,949	$29,911

(In thousands)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Product development expense GAAP	$33,152	$27,788
Stock-based compensation expense	(9,102)	(8,124)
Payroll tax expense related to stock-based compensation	(1,359)	(552)
Transaction and other costs	—	(1,225)
Product development expense non-GAAP	$22,691	$17,887

(In thousands)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Total costs and expenses GAAP	$233,884	$191,011
Depreciation and amortization expense	(16,731)	(26,929)
Changes in fair value of contingent earn-out liability	646	20,709
Litigation costs, net of insurance proceeds	(1,533)	(2,817)
Stock-based compensation expense	(28,584)	(17,557)
Payroll tax expense related to stock-based compensation	(2,559)	(1,072)
Transaction and other costs	(1,297)	(3,108)
Total costs and expenses non-GAAP	$183,826	$160,237